As filed with the Securities and Exchange Commission on August 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-2875566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

123 Saginaw Drive

Redwood City, California 94063

(Address of Principal Executive Offices, Zip Code)

2007 Amended and Restated Equity Incentive Plan

1997 Employee Stock Purchase Plan (as amended through June 9, 2015)

(Full Title of the Plans)

Esmé C. Smith

Vice President, General Counsel and Secretary

Heron Therapeutics, Inc.

123 Saginaw Drive

Redwood City, California 94063

(Name and address of agent for service)

(650) 366-2626

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (2)	4,400,000	$33.25 (3)	$146,300,000(3)	$17,000

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock, par value $0.01 per share (“Common Stock”), of Heron Therapeutics, Inc., a Delaware corporation (the “Company” or the “Registrant”), or any anti-dilution provisions of the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) or the 1997 Employee Stock Purchase Plan (as amended through June 9, 2015) (the “ESPP”).
(2)	Represents: (i) 4,300,000 shares of Common Stock issuable under the 2007 Plan, plus (ii) 100,000 shares of Common Stock issuable under the ESPP.
(3)	The maximum offering price per share and the maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low trading price as reported on The NASDAQ Capital Market on August 4, 2015, which was $33.25.

REGISTRATION OF ADDITIONAL SECURITIES

On January 14, 2008, the Company filed a Registration Statement on Form S-8, Registration No. 333-148660 (the “First 2007 Plan Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to an aggregate of 150,000 shares of Common Stock for issuance from time to time in connection with the 2007 Plan. On June 15, 2010, the Company filed a Registration Statement on Form S-8, Registration No. 333-167515 (the “Second 2007 Plan Registration Statement”), registering an additional 100,000 shares of Common Stock issuable under the 2007 Plan. On August 17, 2011, the Company filed a Registration Statement on Form S-8, Registration No. 333-176365 (the “Third 2007 Plan Registration Statement”), registering an additional 4,500,000 shares of Common Stock issuable under the 2007 Plan. On September 19, 2014, the Company filed a Registration Statement on Form S-8, Registration No. 333-198853 (the “Fourth 2007 Plan Registration Statement”), registering an additional 1,750,000 shares of Common Stock issuable under the 2007 Plan. Under this Registration Statement, the Company is hereby registering an additional 4,300,000 shares of Common Stock issuable under the 2007 Plan, none of which have been issued as of the date of this Registration Statement.

On September 8, 1997, the Company filed a Registration Statement on Form S-8, Registration No. 333-35151 (the “First ESPP Registration Statement”), with the SEC relating to an aggregate of 5,000 shares of Common Stock for issuance from time to time in connection with the ESPP. On August 25, 2004, the Company filed a Registration Statement on Form S-8, Registration No. 333-118546 (the “Second ESPP Registration Statement”), with the SEC relating to an additional 1,250 shares of Common Stock issuable under the ESPP. On August 15, 2005, the Company filed a Registration Statement on Form S-8, Registration No. 333-127574 (the “Third ESPP Registration Statement”), with the SEC relating to an additional 1,875 shares of Common Stock issuable under the ESPP. On October 11, 2006, the Company filed a Registration Statement on Form S-8, Registration No. 333-137954 (the “Fourth ESPP Registration Statement”), with the SEC relating to an additional 1,875 shares of Common Stock issuable under the ESPP. On January 14, 2008, the Company filed a Registration Statement on Form S-8, Registration No. 333-148660 (the “Fifth ESPP Registration Statement”), with the SEC relating to an additional 5,000 shares of Common Stock issuable under the ESPP. On October 21, 2009, the Company filed a Registration Statement on Form S-8, Registration No. 333-162610 (the “Sixth ESPP Registration Statement”), with the SEC relating to an additional 10,000 shares of Common Stock issuable under the ESPP. On August 17, 2011, the Company filed a Registration Statement on Form S-8, Registration No. 333-176366 (the “Seventh ESPP Registration Statement”), with the SEC relating to an additional 25,000 shares of Common Stock issuable under the ESPP. On September 19, 2014, the Company filed a Registration Statement on Form S-8, Registration No. 333-198853 (the “Eighth ESPP Registration Statement”), with the SEC relating to an additional 25,000 shares of Common Stock issuable under the ESPP. Under this Registration Statement, the Company is hereby registering an additional 100,000 shares of Common Stock issuable under the ESPP, none of which have been issued as of the date of this Registration Statement.

Pursuant to Instruction E of Form S-8, the contents of the First 2007 Plan Registration Statement, the Second 2007 Plan Registration Statement, the Third 2007 Plan Registration Statement, the Fourth 2007 Plan Registration Statement, the First ESPP Registration Statement, the Second ESPP Registration Statement, the Third ESPP Registration Statement, the Fourth ESPP Registration Statement, the Fifth ESPP Registration Statement, the Sixth ESPP Registration Statement, the Seventh ESPP Registration Statement and the Eighth ESPP Registration Statement are incorporated herein by reference and made part of this Registration Statement on Form S-8.

PART I

The information called for in Part 1 of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the SEC by the Company are incorporated by reference in this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

(c) The Company’s Current Reports on Forms 8-K filed with the SEC on January 15, 2015, March 19, 2015, April 2, 2015, April 28, 2015, May 13, 2015, May 14, 2015, May 28, 2015, May 29, 2015, June 9, 2015, June 10, 2015, June 11, 2015, June 16, 2015, July 1, 2015, July 21, 2015 and July 24, 2015 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

(d) The description of the Company’s Common Stock contained in Amendment No. 2 to that certain registration statement on Form 8-A, filed with the Commission on January 22, 2014 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating that description; and

(e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 6, 2015.

HERON THERAPEUTICS, INC.
(Registrant)

By:	/s/ Brian G. Drazba
Brian G. Drazba
Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Brian G. Drazba and Esmé C. Smith as his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry D. Quart	Chief Executive Officer and Director	August 6, 2015
Barry D. Quart, Pharm.D.	(Principal Executive Officer)

/s/ Brian G. Drazba	Vice President, Finance and Chief Financial Officer	August 6, 2015
Brian G. Drazba	(Principal Financial and Accounting Officer)

/s/ Robert H. Rosen	President, Chief Commercial Officer and Director	August 6, 2015
Robert H. Rosen

	Chairman of the Board of Directors	August 6, 2015
Kevin C. Tang

/s/ Craig A. Johnson	Director	August 6, 2015
Craig A. Johnson

/s/ Kimberly J. Manhard	Director	August 6, 2015
Kimberly J. Manhard

/s/ John W. Poyhonen	Director	August 6, 2015
John W. Poyhonen

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation, as amended through July 29, 2009 (incorporated herein by reference to Quarterly Report on Form 10-Q (File No. 001-33221) for the quarter ended June 30, 2009), as amended by that Certificate of Amendment of Certificate of Incorporation (incorporated herein by reference to the Current Report on Form 8-K (File No. 001-33221) filed on June 30, 2011), and as further amended by that Certificate of Amendment of Certificate of Incorporation (incorporated herein by reference to the Current Report on Form 8-K (File No. 001-33221) filed on January 13, 2014)

4.2	Amended and Restated Bylaws (incorporated herein by reference to the Current Report on Form 8-K (File No. 001-33221) filed on July 1, 2015)

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 above)

23.2	Consent of OUM & Co. LLP, the Registrant’s independent registered accounting firm

24.1	Power of Attorney (included on the signature page).

99.1	Amended and Restated 2007 Equity Incentive Plan (Filed as Exhibit A to Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-33221) filed April 28, 2015, and incorporated herein by reference)

99.2	1997 Employee Stock Purchase Plan (as amended through June 9, 2015) (Filed as Exhibit B to Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-33221) filed April 28, 2015, and incorporated herein by reference)